Exhibit 99.1

AirJoule Technologies (NASDAQ: AIRJ) Announces Third Quarter 2025 Results and Provides Business Update

AIRJ Expands Strategic Partnerships and Advances Productization of AirJouleTM Systems Ahead of Commercial Deployments in 2026

November 13, 2025 – AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or “AIRJ”), a leading technology platform that unleashes the power of water from air, today announced its third quarter 2025 results and provided a business update highlighting progress toward near-term commercialization.

“AirJoule Technologies is addressing emerging opportunities driven by powerful macro trends that are fundamentally reshaping global water and energy markets,” said Matt Jore, Chief Executive Officer of AirJoule Technologies. “Water scarcity is intensifying across key industrial and population centers. Data center expansion is driving unprecedented demand for sustainable cooling and water solutions. Major industrial growth is creating an urgent need for distributed and resilient water infrastructure. And critically, there is growing recognition across industrial, commercial, and defense sectors that the atmosphere represents an elegant solution to these interconnected challenges. We are positioning AirJoule at the center of this convergence, and the momentum we’ve built over the past quarter demonstrates that our platform technology is moving decisively from development to deployment.”

“During the third quarter, we achieved several critical milestones that validate our commercialization strategy and reinforce our leadership in the massive market for industrial-scale water from air.” Jore continued. “We are scaling our manufacturing readiness and testing capabilities, advancing multiple customer deployment initiatives, and strengthening our defense sector relationships. With our increasing commercial traction and an expanding portfolio of strategic partnerships, including GE Vernova, Carrier, Net Zero Innovation Hub for Data Centers, and the U.S. Army Engineer Research and Development Center, we believe AirJoule is well-positioned to capture significant market share as we transition from emerging technology to deployed solutions.”

Advancing Strategic Collaborations and Field Deployments

Hubbard Deployment Provides Operational Validation

In September 2025, AIRJ commenced a field demonstration in Hubbard, TX to demonstrate AirJoule’s operations using waste heat in real-world conditions. The system is currently operating 24/7 and generating immense amounts of data that validate AirJoule’s performance across different environmental conditions. This compelling performance is accelerating commercial adoption across industrial applications while exhibiting AirJoule’s circular economy approach of using waste heat to produce reliable, cost-effective, and pure water from air.

Net Zero Innovation Hub Partnership Reinforces Leadership in Sustainable Infrastructure

In September 2025, AirJoule was selected as a winner of a technology competition seeking to improve energy and water sustainability for data centers. The collaboration with the Net Zero Innovation Hub for Data Centers (the “Innovation Hub”), whose founding members include Google, Microsoft, and Data4, represents a strategic alignment with leading hyperscalers and places AirJoule at the forefront of sustainable infrastructure for next-generation data centers. AIRJ expects to showcase AirJoule’s capabilities at the Innovation Hub’s testbed facility in 2026, providing visibility to customers, investors, and strategic partners while validating its performance at a real-world data center.

AirJoule System Delivered to Arizona State University

In October 2025, AIRJ successfully delivered an AirJoule A250 system to Arizona State University (“ASU”), one of the world’s premier research institutions in the field of atmospheric water harvesting. Once operational, the ASU deployment will serve as a high-profile demonstration of the AirJoule platform technology for industrial customers in the Southwest United States. Additionally, the collaboration with ASU is expected to generate valuable research data and enable third-party validation of AirJoule’s industry-leading performance in arid environments.

Strategic Defense Sector Expansion

Collaborative Research Program with U.S. Army Engineer Research and Development Center

As previously announced, AIRJ entered into a Cooperative Research and Development Agreement with the U.S. Army Engineer Research and Development Center (“ERDC”), one of the world’s premier military research institutions. This collaboration is focused on integrating AirJoule’s waste-heat-to-water platform with tactical waste heat recovery systems to deliver resilient, fuel-efficient water supply solutions for forward-deployed military personnel.

The ERDC partnership aims to validate AirJoule’s application in the most demanding operational environments in the world and support AIRJ in capturing significant opportunities across defense and national security applications. Successful execution of this research program is expected to inform procurement decisions by the Department of Defense and allied military forces, while simultaneously accelerating commercial adoption across adjacent markets.

New Defense Collaboration on Anti-Corrosion for High Value Storage

AirJoule Technologies recently signed an agreement with a U.S defense contractor to evaluate AirJoule’s energy-efficient dehumidification for critical anti-corrosion applications. This collaboration represents a significant expansion of AIRJ’s defense sector footprint and addresses a multibillion-dollar challenge facing military installations, naval vessels, aerospace assets, and critical infrastructure.

Corrosion costs the U.S. Department of Defense billions of dollars annually in maintenance, equipment replacement, and operational readiness challenges. Traditional corrosion mitigation strategies often rely on precise humidity control using legacy dehumidification systems that are expensive to operate. AirJoule can provide dehumidified air at a fraction of the cost of conventional industrial dehumidifiers, yielding substantial cost savings to the American taxpayer. The partnership with the defense contractor envisions initial deployments in conjunction with the U.S. military beginning in 2026.

Accelerating Commercial Pipeline Development

AirJoule's Competitive Advantage - Pure Distilled Water at Competitive Economics

A critical differentiator for AirJoule is the exceptional purity of water it produces. AirJoule’s process natively incorporates three purification steps—selective capture through advanced sorbent materials, vacuum distillation, and filtration with UV treatment—producing distilled water with zero dissolved solids that meets all EPA and FDA bottled water standards. In addition to high purity water, AirJoule offers compelling economics for customers who lack low-cost or reliable pure water sources. This enables AirJoule to compete effectively against expensive water trucking, municipal water requiring extensive treatment, or constrained supplies that limit operations.

Advancing Negotiations for Multi-Unit System Deployments

AirJoule Technologies is actively engaged in commercial discussions with customers for multi-unit AirJoule systems, representing a significant step toward scalable commercial deployment and near-term revenue generation. These discussions span diverse industries including:

•
Data Centers: require significant amounts of water for cooling and onsite, behind-the-meter power generation
•
Food and Beverage Manufacturing: production processes require high-purity water and facilities are often well-suited for moisture recapture
•
Residential Construction: distributed water solutions are necessary for continued housing development in water-stressed regions
•
Chemical Manufacturing: operations are increasingly affected by water scarcity and water quality constraints

Several of these commercial discussions involve an innovative Water Purchase Agreement (“WPA”) business model, where customers purchase water on a volumetric basis rather than purchasing AirJoule systems. This approach has the potential to dramatically accelerate customer adoption by eliminating upfront capital requirements, reducing deployment risk, and aligning customer economics with successful operation—similar to Power Purchase Agreement structures that have been successful in the power sector.

The WPA model is designed to create recurring revenue streams, strengthen customer relationships, and establish AirJoule Technologies as a long-term infrastructure partner. This strategic approach is expected to differentiate AirJoule in the market and accelerate commercialization across risk-averse and price-sensitive customer segments.

Productization and Manufacturing Scale-Up of A250 Platform

Strategic Focus on A250 Productization for Industrial Dehumidification and Water Generation

AIRJ is advancing the productization of its A250 system for commercial-scale deployment across industrial dehumidification and distributed water generation applications. This process includes initiatives to ensure reliability, maximize water productivity, and reduce the bill of materials, which are critical steps towards scalable commercial deployment in 2026. These efforts are expected to strengthen customer confidence, accelerate commercial negotiations, and enable AIRJ to respond rapidly to market demand as AirJoule transitions from an emerging technology to a deployed solution.

Expanding Manufacturing Capabilities and Testing Infrastructure

Ribbon Cutting Ceremony for State-of-the-Art Newark Facility

AIRJ celebrated the official ribbon cutting of its advanced manufacturing and testing facility in Newark, Delaware, representing a significant milestone in AIRJ’s evolution from research and development to commercial-scale production. The facility is designed to support productization, assembly, quality assurance, and performance validation of AirJoule products—essential capabilities as AIRJ advances toward commercial deployment across multiple market segments.

Strategic Expansion of Environmental Testing Capabilities

Building on the momentum of the Newark facility launch, AirJoule Technologies expanded its facilities to include an additional environmental test chamber, enabling system performance validation across a broader range of temperature, humidity, and operational conditions simultaneously. This enhanced testing capability is expected to accelerate product development cycles, support customer-specific validation requirements, and strengthen AirJoule’s competitive position by demonstrating superior performance across diverse operating environments.

Financial Results for Third Quarter Ended September 30, 2025

Strategic Capital Investment in 50/50 Joint Venture with GE Vernova (“AirJoule JV”)

During the third quarter, AirJoule Technologies made a $2.75 million capital contribution to the AirJoule JV to support the continued productization and commercialization activities outlined above. The joint venture with GE Vernova, one of the world’s leading energy infrastructure companies, represents a cornerstone of AIRJ’s commercialization strategy. GE Vernova’s extensive engineering capabilities, global customer relationships, and deep domain expertise in power generation and industrial systems are invaluable to accelerating AirJoule’s market penetration and product development.

Strong Balance Sheet Provides Multiple Years of Operational Runway

AirJoule Technologies ended the third quarter with $26.0 million in cash, cash equivalents and restricted cash, providing substantial financial flexibility to execute the its commercialization strategy, advance product development initiatives, pursue strategic partnerships, and capitalize on emerging market opportunities.

Looking Ahead to Commercialization

Near-Term Revenue Catalysts Across Multiple Market Segments

AIRJ is poised to generate initial revenues across multiple pathways in the near term:

•
Commercial System Sales: Multi-unit deployments to data center, industrial, and commercial customers
•
Water Purchase Agreements: Recurring revenue from long term contracts to provide distilled water to customers
•
Defense Applications: Expanding addressable market through ERDC collaboration and defense contractor partnership on anti-corrosion

AIRJ expects to provide updates on commercial negotiations, deployment timelines, and potential revenue guidance as customer discussions progress and agreements are finalized.

“Looking ahead, we see multiple pathways to commercialization converging simultaneously,” said Bryan Barton, Chief Commercialization Officer of AirJoule Technologies. “Our potential customer pipeline is growing across data centers, industrial, and defense applications. Our partnership ecosystem with GE Vernova, Carrier, Net Zero Innovation Hub for Data Centers, and ERDC is delivering tangible progress and market validation. Our manufacturing capabilities are scaling to support commercial deployments. And critically, market awareness of water scarcity challenges and the need for distributed, sustainable water solutions is accelerating dramatically. We believe AirJoule Technologies is at the forefront of an industry inflection point, and we are committed to executing our commercialization strategy with discipline, urgency, and focus on delivering shareholder value.”

Quarterly Report on Form 10-Q

AirJoule Technologies’ condensed consolidated financial statements and related footnotes are available in its Quarterly Report on Form 10-Q for the period ended September 30, 2025, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on November 14, 2025.

Earnings Call Webcast

AirJoule Technologies will host a conference call to discuss third quarter 2025 results at 8:30 AM ET on Friday, November 14, 2025. To access the live audio webcast of the conference call, please visit the AIRJ investor relations website at https://airjouletech.com/investors. To participate by phone, dial 877-407-6184 (domestic) or +1-201-389-0877 (international).

An archived webcast will be available following the call.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) is a leading technology platform that unleashes the power of water from air. Through its joint venture with GE Vernova and in partnership with Carrier Global Corporation, the company’s purpose is freeing the world of its water and energy constraints by delivering groundbreaking sorption technologies. For more information, visit https://airjouletech.com.

Follow AirJoule Technologies on LinkedIn: https://www.linkedin.com/company/airjoule-tech/

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “may,” “will,” “should,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “project,” “positioned,” “target,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our status as an early stage company with limited operating history, which may make it difficult to evaluate the prospects for our future viability; our initial dependence on revenue generated from a single product; significant barriers we face to deploy our technology; the dependence of our commercialization strategy on our relationships with BASF, Carrier, GE Vernova, and other third parties history of losses, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Trademark Protection

AirJoule Technologies’ name, logos and website name and address are trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this press release are listed without the applicable®,™ and SM symbols, but AirJoule Technologies will assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks.

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$26,007,725	$28,021,748
Due from related party	1,031,635	2,820,129
Prepaid expenses and other current assets	823,808	613,754
Total current assets	27,863,168	31,455,631
Operating lease right-of-use asset	123,215	147,001
Property and equipment, net	27,633	16,373
Investment in AirJoule, LLC	344,660,102	338,178,633
Other assets	55,723	54,482
Total assets	$372,729,841	$369,852,120
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$143,075	$79,202
Other accrued expenses	1,792,779	1,720,318
Operating lease liability, current	33,657	30,227
True Up Shares liability	—	2,189,000
Total current liabilities	1,969,511	4,018,747
Earnout Shares liability	7,144,000	24,524,000
Subject Vesting Shares liability	1,506,000	7,819,000
Operating lease liability, non-current	98,390	124,002
Deferred tax liability	75,658,539	81,256,047
Total liabilities	86,376,440	117,741,796
Commitments and contingencies (Note 12)
Stockholders’ equity
Preferred stock, $0.0001 par value; 25,000,000 authorized shares and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024	$—	$—
Class A common stock, $0.0001 par value; 600,000,000 authorized shares and 60,538,813 and 55,928,661 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	6,054	5,593
Additional paid-in capital	74,440,174	53,577,270
Retained earnings	211,907,173	198,527,461
Total stockholders’ equity	286,353,401	252,110,324
Total liabilities and stockholders’ equity	$372,729,841	$369,852,120

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost and expenses:
General and administrative	$2,962,759	$2,438,227	$9,500,454	$6,462,671
Research and development	(8,476)	(87,147)	781,066	1,809,814
Sales and marketing	50,473	23,639	72,476	136,205
Transaction costs incurred in connection with business combination	—	—	—	54,693,103
Depreciation and amortization	2,871	2,136	6,748	4,437
Loss from operations	(3,007,627)	(2,376,855)	(10,360,744)	(63,106,230)
Other income (expense):
Interest income	272,899	374,051	799,656	616,677
Gain on contribution to AirJoule, LLC	—	—	—	333,500,000
Equity loss from investment in AirJoule, LLC	(1,948,586)	(2,336,554)	(6,268,531)	(2,943,724)
Change in fair value of Earnout Shares liability	(1,728,000)	31,759,000	17,380,000	37,151,000
Change in fair value of True Up Shares liability	—	(1,866,000)	106,106	(1,733,000)
Change in fair value of Subject Vesting Shares liability	(95,000)	8,188,000	6,313,000	7,522,000
Gain on settlement of legal fees	—	—	—	2,207,445
Other income (expense), net	98,187	6,921	(187,283)	6,921
Total other income (loss), net	(3,400,500)	36,125,418	18,142,948	376,327,319
Income (loss) before income taxes	(6,408,127)	33,748,563	7,782,204	313,221,089
Income tax benefit (expense)	2,395,968	1,268,295	5,597,508	(83,219,044)
Net income (loss)	$(4,012,159)	$35,016,858	$13,379,712	$230,002,045

Weighted average Class A common stock outstanding, basic	60,452,978	51,026,682	58,598,923	45,981,155
Basic net income (loss) per share, Class A common stock	$(0.07)	$0.63	$0.23	$4.53

Weighted average Class A common stock outstanding, diluted	60,452,978	52,586,743	59,608,314	47,372,900
Diluted net income (loss), per share, Class A common stock	$(0.07)	$0.61	$0.22	$4.41

Weighted average Class B common stock outstanding, basic and diluted	—	4,759,642	—	4,759,642
Basic net income per share, Class B common stock	$—	$0.63	$—	$4.53
Diluted net income per share, Class B common stock	$—	$0.61	$—	$4.41

AIRJOULE TECHNOLOGIES CORPORATION
CONDESNED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$13,379,712	$230,002,045
Adjustment to reconcile net income to cash used in operating activities:
Depreciation and amortization	6,748	4,437
Deferred tax expense (benefit)	(5,597,508)	83,219,044
Amortization of operating lease right-of-use assets	23,786	21,512
Change in fair value of Earnout Shares liability	(17,380,000)	(37,151,000)
Change in fair value of True Up Shares liability	(106,106)	1,733,000
Change in fair value of Subject Vesting Shares liability	(6,313,000)	(7,522,000)
Change in fair value of Equity Line Obligation liability	148,495	—
Change in accrued royalties	(250,000)	—
Gain on contribution to AirJoule, LLC	—	(333,500,000)
Equity loss from investment in AirJoule, LLC	6,268,531	2,943,724
Non-cash transaction costs in connection with business combination	—	53,721,000
Gain on settlement of legal fees	—	(2,207,445)
Share-based compensation	3,592,085	738,470
Changes in operating assets and liabilities:
Due from related party	2,136,390	(1,962,873)
Due to related party	—	(1,440,000)
Prepaid expenses and other current assets	(129,214)	(515,214)
Operating lease liabilities	(22,181)	(16,453)
Accounts payable	49,742	(1,971,156)
Accrued expenses, accrued transaction costs and other liabilities	156,789	(7,658,315)
Net cash used in operating activities	(4,035,731)	(21,561,224)
Cash flows from investing activities
Purchases of fixed assets	(18,008)	(16,031)
Investment in AirJoule, LLC	(12,750,000)	(10,000,000)
Net cash used in investing activities	(12,768,008)	(10,016,031)
Cash flows from financing activities
Proceeds from the exercise of warrants	—	45,760
Proceeds from the exercise of options and purchases pursuant to employee stock purchase plan	140,887	93,243
Proceeds from the PIPE offering, net	14,243,731	—
Proceeds from the issuance of common stock	—	61,750,000
Proceeds from the issuance of common stock pursuant to Equity Line Purchase Agreement	405,098	—
Net cash provided by financing activities	14,789,716	61,889,003
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,014,023)	30,311,748
Cash, cash equivalents and restricted cash, beginning of period	28,021,748	375,796
Cash, cash equivalents and restricted cash, end of the period	$26,007,725	$30,687,544
Supplemental non-cash investing and financing activities:
Issuance of True Up Shares	$2,082,894	$—
Deferred offering costs included in accrued expenses and other current liabilities	$82,081	$—
Initial recognition of True Up Shares liability	$—	$555,000
Initial recognition of Subject Vesting Shares liability	$—	$11,792,000
Initial recognition of ROU asset and operating lease liability	$—	$172,649
Liabilities combined in recapitalization, net	$—	$8,680,477
Contribution to AirJoule, LLC of license to technology	$—	$333,500,000
Supplemental cash flow information:
Taxes paid	$—	$—

Contacts

Investor Relations & Media:

Tom Divine – Vice President, Investor Relations and Finance

investors@airjouletech.com